Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-282370) pertaining to the Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan of our report dated March 26, 2025, with respect to the consolidated financial statements of Guardian Pharmacy Services, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 26, 2025